UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

SHOPPING.COM LTD.

(Exact name of the Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2005, eBay Inc. (“eBay”), Harbour Acquisition Ltd., an Israeli company under the control of eBay (“Merger Sub”), and Shopping.com Ltd., an Israeli company, (“Shopping.com”), entered into an Agreement of Merger (the “Merger Agreement”), under which Merger Sub will be merged with and into Shopping.com, with Shopping.com continuing after the merger as the surviving corporation and an indirect wholly-owned subsidiary of eBay (the “Merger”). At the effective time of the Merger, each issued and outstanding share of ordinary shares, NIS 0.01 par value per share, of Shopping.com will be transferred to eBay in consideration for the right to receive $21.00 in cash without interest.

The Merger Agreement was unanimously approved by the board of directors of Shopping.com. The closing of the Merger is subject to the approval of the shareholders of Shopping.com as well as regulatory approvals and customary closing conditions.

The description of the proposed Merger described in this report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Shopping.com. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Shopping.com’s public disclosures.

The press release announcing the Merger, dated June 1, 2005, is attached hereto as Exhibit 99.1.

In connection with the announcement of the Merger, Shopping.com (California), Inc., a subsidiary of Shopping.com (the “Subsidiary”), has extended offers of continued employment to several management employees, including Ignacio Fanlo and Amir Ashkenazi (who have accepted these offers), and the Subsidiary has agreed upon a term sheet containing proposed new employment terms with Lorrie Norrington, each conditioned and to be effective upon the consummation of the Merger. Mr. Fanlo and Ms. Norrington have also each entered into a one-year non-competition agreement with eBay, and Mr. Ashkenazi has entered into an 18-month non-competition agreement with eBay effective upon the consummation of the Merger.

The key provisions of the employment agreements are described below.

Ignacio Fanlo

Mr. Fanlo will initially have the position as the Subsidiary’s President Worldwide Field Operations, with an annual base salary of $230,000. Mr. Fanlo will remain a participant in Shopping.com’s incentive plan for 2005 and will be eligible to participate in the eBay Incentive Plan beginning in January, 2006, with a total annual target bonus under the eBay plan equal to 35% of his base salary. Additionally, Mr. Fanlo will receive a one-time bonus equal to $35,000, provided he remains actively and continually employed in good standing until December 31, 2006. With respect to options to purchase an aggregate of 258,748 Shopping.com ordinary shares granted to Mr. Fanlo on or before December 31, 2004, upon the consummation of the Merger, 50% of his then unvested options will have their vesting accelerated.

If Mr. Fanlo remains actively and continuously employed by the Subsidiary through the six-month anniversary of the Merger, or if he terminates his employment voluntarily, or if his employment is terminated by the Subsidiary for any reason other than cause, prior to such six-month anniversary, then (i) the remaining unvested options to purchase ordinary shares of Shopping.com granted to him on or prior to December 31, 2004, and (ii) 50% of the unvested shares as of the consummation of the Merger subject to each option to purchase ordinary shares of Shopping.com granted to him on or after January 1, 2005 (all of which pursuant to the Merger will be converted into options to purchase eBay common stock) will have their vesting accelerated. Moreover, if Mr. Fanlo remains actively and continuously employed by the Subsidiary through the six-month anniversary of the Merger, or if he terminates his employment for “good reason” or his employment is terminated by the Subsidiary without cause prior to such six-month anniversary, he will receive accelerated vesting of the remainder of all then-unvested Shopping.com options granted to him on or after January 1, 2005 (which would have been converted into options to purchase eBay common stock). As of June 1, 2005, Mr. Fanlo held options to purchase a total of 378,748 Shopping.com ordinary shares, of which 199,505 were unvested. Of the 199,505 unvested options, 79,505 shares were granted to him on or prior to December 31, 2004.

In the event Mr. Fanlo terminates his employment voluntarily or his employment is terminated by the Subsidiary without cause before the twelve-month anniversary of the Merger, he will receive cash severance equal to 50% of the sum of (x) $230,000 plus (y) the annual bonus paid to him for the prior fiscal year.

eBay will recommend to its board that Mr. Fanlo be granted an option to purchase 50,000 shares of eBay’s common stock at the fair market value as determined by the eBay board of directors on the date of grant. Subject to his continued employment, the eBay option will vest as to 12.5% of the shares subject to the option on the six-month anniversary of the date of the Merger and as to 2.08% of the shares subject to the option at the end of each month thereafter.

Amir Ashkenazi

Mr. Ashkenazi will initially have the position as the Subsidiary’s Vice President/Chief Technology Officer, with an annual base salary of $225,000. Mr. Ashkenazi will remain a participant in Shopping.com’s incentive plan for 2005 and will be eligible to participate in the eBay Incentive Plan beginning in January 2006, with a total annual target bonus under the eBay plan equal to 35% of his base salary. Additionally, Mr. Ashkenazi will receive a one-time bonus equal to $11,250, provided he remains actively and continually employed in good standing until December 31, 2006.

If Mr. Ashkenazi remains actively and continuously employed by the Subsidiary through the six-month anniversary of the Merger, or if he terminates his employment voluntarily, or if his employment is terminated by the Subsidiary for any reason other than cause, prior to such six-month anniversary, then a number of shares equal to 100% of his Shopping.com options that were unvested as of the date the Merger closed will accelerate (which options will have been converted into options to purchase eBay common stock), except that if Mr. Ashkenazi terminates his employment without “good reason”, he will receive only 50% acceleration of his Shopping.com options. As of June 1, 2005, Mr. Ashkenazi held options to purchase a total of 110,000 Shopping.com ordinary shares, of which 95,002 were unvested.

eBay will recommend to its board that Mr. Ashkenazi be granted an option to purchase 150,000 shares of eBay’s common stock at the fair market value as determined by the eBay board of directors on the date of grant. Subject to his continued employment, the eBay option will vest as to 12.5% of the shares subject to the option on the six-month anniversary of the date of the Merger and as to 2.08% of the shares subject to the option at the end of each month thereafter.

Lorrie Norrington

In connection with the Merger Agreement, Shopping.com, through the Subsidiary, has agreed upon a term sheet containing proposed employment terms with Lorrie Norrington, to be effective upon the consummation of the Merger.

Ms. Norrington will initially have the position of Chief Executive Officer of the Subsidiary, with an annual base salary of $350,000. Ms. Norrington will remain a participant in Shopping.com’s incentive plan for 2005 with a minimum bonus of $102,000 and will be eligible to participate in the eBay Incentive Plan upon its adoption in January 2006, with a total annual target bonus under the eBay plan equal to 60% of her base salary. Additionally, Ms. Norrington will receive a one-time transition bonus equal to $40,000, provided she remains actively and continually employed in good standing until December 31, 2006. Her unvested options to purchase ordinary shares of Shopping.com granted to her that are outstanding at the consummation of the Merger will have their vesting accelerated as to 50% on the consummation of the Merger and as to the remaining 50% on the earlier to occur of either the first anniversary of the consummation of the Merger or termination of her employment by her for any reason or by the Subsidiary for any reason other than cause (all of which options pursuant to the Merger will be converted into options to purchase eBay common stock). As of June 1, 2005, Ms. Norrington held options to purchase a total of 630,000 (600,000 of which require shareholder approval at the annual general meeting of shareholders of Shopping.com on June 7, 2005) Shopping.com ordinary shares, of which 620,834 were unvested. Also, upon the consummation of the Merger all of Ms. Norrington’s restricted ordinary shares of Shopping.com will be converted to a right to receive cash on a per share basis equal to the consideration that holders of ordinary shares of Shopping.com receive in the Merger. The right to receive cash will vest as to 25% immediately upon the acquisition and an additional 25% on each of the 6 month, one year and 18 month anniversaries of the consummation of the Merger subject to her continued employment with eBay on each vesting date.

In the event Ms. Norrington terminates her employment voluntarily or her employment is terminated by the Subsidiary without cause within 18 months of the Merger, she will receive an amount of cash severance equal to 100% of her then current base salary; a pro rata portion of her annual target bonus and transition bonus with pro ration based upon the number of days worked and percentage of performance goals attained and eBay will reimburse her for the amount of her COBRA premiums for up to 12 months.

eBay will recommend to its board that Ms. Norrington be granted an option to purchase 150,000 shares of eBay’s common stock at the fair market value as determined by the eBay board of directors on the date of grant. Subject to her continued employment, the eBay option will vest as to 12.5% of the shares subject to the option on the six-month anniversary of the consummation of the Merger and as to 2.08% of the shares subject to the option at the end of each month thereafter.

In addition, immediately prior to the consummation of the Merger, Ms. Norrington will receive a one time bonus payment from Shopping.com equal to $1 million in connection with the early termination of her employment agreement with Shopping.com and in order to assist her in connection with certain expenses generated by the Merger.

In connection with the proposed Merger, Shopping.com will be filing a proxy statement and other relevant documents concerning the Merger with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by Shopping.com with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by Shopping.com with the Securities and Exchange Commission may also be obtained from Shopping.com by directing a request to Shopping.com’s investor relations contact at The Blue Shirt Group, Alex Welling, at (415) 217-7722.

Shopping.com and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from Shopping.com shareholders in favor of the proposed Merger. Information regarding the identity of these persons is set forth in a Schedule 14A filed by Shopping.com with the Securities and Exchange Commission on April 29, 2005 relating to Shopping.com’s 2005 annual general meeting of shareholders and a Form 10-K filed by

Shopping.com with the Securities and Exchange Commission on March 23, 2005, both of which are available free of charge from the Securities and Exchange Commission or from Shopping.com’s investor relations contact, as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed Merger that will be filed by Shopping.com with the Securities and Exchange Commission or from Shopping.com’s investor relations contact, as indicated above.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement of Merger dated as of June 1, 2005, by and among eBay Inc., Harbour Acquisition Ltd. and Shopping.com Ltd.

99.1	Press Release dated as of June 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement of Merger, dated as of June 1, 2005, by and among eBay Inc., Harbour Acquisition Ltd. and Shopping.com Ltd.

99.1	Press Release dated as of June 1, 2005